UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2020
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On March 26, 2020, State Street Corporation (the “Company”) commenced a proposed offering of senior notes (the “New Notes”) to qualified institutional buyers and outside the United States to non-U.S. persons pursuant to Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the proposed offering of the New Notes, the Company is filing this Current Report on Form 8-K to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factor, which was contained in the preliminary offering memorandum relating to the proposed offering of the New Notes, should be read in conjunction with the risk factors described in the Company’s Annual Report on Form 10-K.

The COVID-19 Pandemic Creates Significant Risks and Uncertainties for Our Business.

The extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements in the United States and Internationally, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic, the effectiveness of our work from home arrangements and staffing levels in operational facilities, the impact of market participants on which we rely and actions taken by governmental authorities and other third parties in response to the pandemic.

The COVID-19 pandemic has negatively impacted the global economy, lowered equity market valuations, decreased liquidity in fixed income markets, created significant volatility and disruption in financial markets, increased unemployment levels and disrupted global supply chains. This has created extraordinary demand on our transaction processing capabilities in our asset servicing business and volatility in our foreign exchange and asset management businesses. The market and economic uncertainty has also increased the risks inherent in our activities as a credit provider to investment pools and other institutional investors. In addition, our and other market participants’ reliance upon work from home capabilities, and the potential inability to maintain critical staff in our operational facilities, including facilities in the United States, the United Kingdom, Germany, China, India and Poland, present risks associated with our and local infrastructure, increasingly restrictive local regulations, illness, quarantine and the sustainability of a work from home environment. Any material or extended disruption of our ability to deliver services or meet our responsibilities in the settlement of securities is likely to result in operating losses, loss of revenue or penalties under our service contracts which may have a material adverse impact on our results of operation and financial condition.

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This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, and there shall not be any offer to sell, solicitation of an offer to buy or sale of the New Notes in any jurisdiction in which such offering, solicitation or sale would be unlawful. The New Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

	Exhibit No.	Exhibit Description

*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ IAN W. APPLEYARD
		Name:	Ian W. Appleyard
		Title:	Executive Vice President, Global Controller and Chief Accounting Officer
Date:	March 26, 2020